For Immediate Release

Contact: Hannah Burns  (212)272-2395
         Maura Gaenzle (212)272-4445
         Anne Graber   (212)272-8188

          THE BEAR STEARNS COMPANIES INC.
          REPORTS THIRD QUARTER RESULTS


New York, New York -- April 17, 1996 --
The Bear Stearns Companies Inc. (NYSE:BSC) today announced earnings for the company's third fiscal quarter ended March 29, 1996.

Net income for the third quarter of fiscal 1996 was $128.9 million, or 95 cents per share, a 55.8% increase in net income from $82.7 million, or 60 cents per share for the comparable quarter last year. Net income for the first nine months of fiscal 1996 was $327.9 million, or $2.37 per share, a 117.0% increase in net income from $151.1 million, or $1.05 per share for the comparable period a year ago. The third quarter of fiscal 1996 after-tax return on common equity was 29.0% versus 19.3% for the same quarter a year ago. For the nine month period ended March 29, 1996, the after-tax return on common equity was 25.9% versus 11.2% for the same period a year ago.

Revenues, net of interest expense, for the quarter ended March 29, 1996 were $792.2 million, a 34.7% increase from $588.3 million for the comparable quarter a year ago. For the nine months ended March 29, 1996, revenues, net of interest expense, were $2,097 million, a 44.8% increase from $1,449 million a year ago.

In comparison to the second fiscal quarter ended December 31, 1995, net income increased 22.6% from $105.2 million, or 76 cents per share, and revenues, net of interest expense, increased 15.2% from $687.7 million.

President and Chief Executive Officer James E. Cayne noted that "Bear Stearns was well-positioned in the quarter to benefit from the favorable operating environment, achieving increases in all revenue categories from a year ago. We are extremely proud of our third quarter results, as this was the best quarter for commission revenues in the firm's history. We have focused on providing quality products and services for our customers while continuing to vigorously manage risks and costs firmwide."

The company said that despite the rise in interest rates in early March, all sales and trading areas performed extremely well. Revenues from prinicipal transactions increased 42.0% from the same period a year ago. Investment banking revenues increased 44.6% from a year ago, with underwritings leading the gains. In conjunction with the efforts of the firm's research and capital markets groups, Bear Stearns participated in a number of notable equity and debt financings. Correspondent clearing made a substantial contribution to the firm's results, given the surge in customer activity and the overall increase in the number of clearing firms actively trading and investing. The correspondent clearing business contributed to the 23.0% rise in total commission revenues from the comparable period a year ago.

Compensation as a percentage of revenues, net of interest expense, for the third quarter of fiscal 1996 was 49.5% and for the nine months ended March 29, 1996 was 49.8%. For the comparable periods last year, the percentages were 51.0% and 52.1%, respectively.

The Bear Stearns Companies Inc. is the parent company of Bear, Stearns & Co. Inc., a leading investment banking and securities trading firm, serving governments, corporations, institutions and individuals worldwide. The company's business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales and trading, private client services, foreign exchange and futures sales and trading, asset management and custody services. Through Bear, Stearns Securities Corp., professional and correspondent clearing services are provided including securities lending. Headquartered in New York City, the company has over 7,600 employees located in domestic offices in Atlanta, Boston, Chicago, Dallas, Los Angeles, San Francisco and Washington, D.C.; and an international presence in Beijing, Buenos Aires, Geneva, Hong Kong, London, Madrid, Manila, Paris, Sao Paulo, Shanghai,
Singapore and Tokyo. As of March 29, 1996 total capital, including stockholders' equity and long-term borrowings, was $7.8 billion and book value was $16.67 per share, based on 137,442,126 shares outstanding.

                                THE BEAR STEARNS COMPANIES INC.
                               CONSOLIDATED STATEMENTS OF INCOME
                                          (UNAUDITED)
                                     Three Months Ended                 Nine Months Ended
                                March 29,        March 31,           March 29,      March 31,
                                  1996            1995(1)              1996           1995(1)
                                            (In thousands, except per share data)
Revenues
  Commissions                  $    183,182     $    148,925        $    501,592   $    395,908
  Principal transactions            353,073          248,648             883,828        577,585
  Investment banking                144,357           99,811             382,159        233,243
  Interest and dividends            604,777          523,890           1,765,758      1,436,027
  Other income                       10,607            6,148              27,156         19,817
    Total revenues                1,295,996        1,027,422           3,560,493      2,662,580
  Interest expense                  503,754          439,091           1,463,102      1,214,021
  Revenues, net of
    interest expense                792,242          588,331           2,097,391      1,448,559

Non-interest expenses
  Employee compensation
   and benefits                     392,442          300,243           1,044,866        754,531
  Floor brokerage, exchange
   and clearance fees                35,461           27,002              95,994         78,735
  Communications                     23,149           21,642              68,054         64,310
  Occupancy                          21,686           21,879              64,088         61,971
  Depreciation and
   amortization                      17,495           15,180              51,118         43,392
  Advertising and market
   development                       13,926           11,577              40,832         43,065
  Data processing and
   equipment                          8,559            8,482              26,246         25,385
  Other expenses                     57,709           48,874             147,087        133,415
    Total non-interest
     expenses                       570,427          454,879            1,538,285      1,204,804

Income before provision
  for income taxes                  221,815          133,452             559,106        243,755
Provision for income taxes           92,944           50,712             231,233         92,627

Net income                     $    128,871     $     82,740        $    327,873   $    151,128

Net income applicable to
  common shares                $    122,824     $     76,432        $    309,417   $    132,259

Earnings per share             $       0.95     $       0.60        $       2.37   $       1.05

Weighted average common
  and common equivalent
  shares outstanding            134,514,697      133,631,997         136,082,025    134,293,463

Cash dividends declared
  per common share             $       0.15     $       0.15        $       0.45   $       0.45

<F1>
(1) Restated to conform prior period amounts to current period's presentation.


                                THE BEAR STEARNS COMPANIES INC.
                               CONSOLIDATED STATEMENTS OF INCOME
                                          (UNAUDITED)
                                     Three Months Ended
                                March 29,        December 31,
                                  1996              1995
                          (In thousands, except per share data)
Revenues
  Commissions                  $    183,182     $    163,220
  Principal transactions            353,073          260,840
  Investment banking                144,357          150,397
  Interest and dividends            604,777          607,060
  Other income                       10,607            8,546
    Total revenues                1,295,996        1,190,063
  Interest expense                  503,754          502,403
  Revenues, net of
    interest expense                792,242          687,660

Non-interest expenses
  Employee compensation
   and benefits                     392,442          345,427
  Floor brokerage, exchange
   and clearance fees                35,461           30,787
  Communications                     23,149           22,407
  Occupancy                          21,686           21,256
  Depreciation and
   amortization                      17,495           17,347
  Advertising and market
   development                       13,926           14,382
  Data processing and
   equipment                          8,559            8,706
  Other expenses                     57,709           46,467
    Total non-interest
     expenses                       570,427          506,779

Income before provision
  for income taxes                  221,815          180,881
Provision for income taxes           92,944           75,725

Net income                     $    128,871     $    105,156

Net income applicable to
  common shares                $    122,824     $     98,956

Earnings per share             $       0.95     $       0.76

Weighted average common
  and common equivalent
  shares outstanding            134,514,697      136,244,493

Cash dividends declared
  per common share             $       0.15     $       0.15
